                                POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENTS, that the person whose signature appears below hereby revokes all powers of attorney relating to the following matters and constitutes and appoints David Robbins, Kevin Beals and
 Tina Gagnon, and any one of them acting singly, the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing)
 to sign any and all instruments, certificates and documents required to be executed on behalf of the undersigned in the undersigned's capacity as an officer and/or director of Micronetics, Inc., pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as
 amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and
 Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the Nasdaq Capital Market Rules,
 granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or
 substitutes, may lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, this Power of Attorney has been signed as of
 August 26, 2008.

 Signature: /s/Carl L. Lueders
           ---------------------------
 Name:         Carl L. Lueders